EXHIBIT 99.1

Contact: Lisa O’Connor ANSYS, Inc.

NEWS RELEASE	Office: 724-514-1782
FOR IMMEDIATE RELEASE	Email: lisa.oconnor@ansys.com

ANSYS COMPLETES FOURTH QUARTER AND FULL YEAR 2005

WITH RECORD REVENUE AND EARNINGS

SOUTHPOINTE, PA – February 16, 2006 - ANSYS, Inc. (Nasdaq: ANSS), a global innovator of simulation software and technologies designed to optimize product development processes, today announced a new Company record for fourth quarter and year-end operating results. In a separate release, ANSYS announced that is has signed a definitive agreement to acquire Fluent, Inc. ANSYS’ fourth quarter and 2005 fiscal year GAAP results include:

•	Total revenue of $43.7 million, as compared to $38.9 million in the fourth quarter of 2004; total revenue of $158.0 million in 2005 as compared to $134.5 million in 2004;

•	Net income of $13.3 million, as compared to $12.3 million in the fourth quarter of 2004; net income of $43.9 million in 2005 as compared to $34.6 million in 2004;

•	An operating profit margin of 40.6% as compared to 38.2% for the fourth quarter of 2004; an operating profit margin of 37.2% in 2005 as compared to 34.2% in 2004;

•	Diluted earnings per share of $0.39, as compared to $0.36 for the fourth quarter of 2004; diluted earnings per share of $1.30 in 2005 as compared to $1.05 in 2004;

•	Cash flows from operations of $20.7 million for the fourth quarter of 2005 and $67.8 million in 2005; and

•	Cash and short-term investment balances totaling $194.2 million as of December 31, 2005.

Excluding acquisition-related amortization, ANSYS’ fourth quarter and 2005 adjusted (non-GAAP) results include:

•	An adjusted operating profit margin of 42.8% as compared to 40.6% for the fourth quarter of 2004; an adjusted operating profit margin of 39.9% in 2005 as compared to 36.9% in 2004; and

•	Adjusted diluted earnings per share of $0.41 as compared to $0.35 for the fourth quarter of 2004 (excluding the one-time tax benefit); and adjusted diluted earnings per share of $1.38 in 2005 as compared to $1.09 in 2004 (excluding the one-time tax benefit).

“Our focus and execution in the fourth quarter capped off a milestone year for ANSYS,” commented ANSYS President and CEO, Jim Cashman. “This past year was a period of significant growth for ANSYS in terms of continued advancement and expansion of technologies, as well as very solid financial performance. We completed fiscal 2005 with record results and continued strong momentum as ANSYS’ value proposition gained further acceptance with our diverse, global customer base. The Company’s overall performance in 2005 provides further validation that our business is operationally sound, financially strong and strategically on track.”

Cashman further commented, “We have grown our business substantially over the past few years and plan to continue to invest in the future of the Company. Over the course of 2006, we will strive to strengthen our leadership presence in the engineering simulation arena by providing our customers with the world’s most advanced simulation capabilities. I

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firmly believe that our proposed acquisition of Fluent, a global provider of CAE simulation software, which we announced this morning, is a further demonstration of our commitment to being the leader in driving innovative engineering simulation solutions. This acquisition marks another important milestone in our long-term strategy.”

In closing, Cashman added, “We are very excited about our future prospects and look forward to the many challenges ahead at ANSYS. We remain committed to maintain our usual diligence and focus on our singular long-term vision of providing increasingly powerful simulation technology and making it more accessible to a broader range of users. We believe our unique balance of technology leadership, global and diversified presence, solid business model and commitment to our vision positions us as a company for continued growth.”

The adjusted results highlighted above, and the adjusted estimates for 2006 discussed below, represent non-GAAP (Generally Accepted Accounting Principles) financial measures. A reconciliation of these measures to the appropriate GAAP measures, for the three months and twelve months ended December 31, is included in the condensed financial information included in this release.

Adjustments to Reported GAAP Financial Results

•	Acquisition-Related Amortization:

As previously disclosed, the Company completed its acquisition of Century Dynamics, Inc. and the assets of Harvard Thermal, Inc. in 2005. In previous years, the Company also acquired other businesses. These acquisitions have all been accounted for as purchases, resulting in the recording of a significant amount of identifiable intangible assets.

ANSYS is providing, and has historically provided, its current quarter GAAP results as well as financial results that have been adjusted for the impact of acquisition-related amortization. The Company believes that these non-GAAP measures supplement its consolidated GAAP financial statements as they provide a consistent basis for comparison between reporting periods that are not influenced by certain non-cash items and are, therefore, useful to investors in helping them to better understand the Company’s operating results. In certain instances, such as when intangibles are acquired through business acquisitions or become fully amortized, amortization expense associated with acquired intangibles also makes period-to-period comparisons difficult because amortization expense may appear in one period but not in the comparable period. Management uses these non-GAAP financial measures internally to evaluate the Company’s business performance; however, these measures are not intended to supersede or replace the GAAP results.

Business Highlights – Advances in Global Innovative Engineering Simulation Strategy

•	February 2006 – Announced a definitive agreement to acquire Fluent, Inc., a global provider of computer-aided engineering simulation software, in a stock and cash transaction valued at approximately $565 million based on the $44.11 per share closing price of ANSYS common stock on February 15, 2006. Under the terms of the agreement, ANSYS will issue six million shares of its common stock and pay approximately $300 million of net cash to acquire Fluent, subject to certain adjustments at closing. After closing, ANSYS expects the planned acquisition to be immediately accretive to earnings, excluding acquisition-related costs, amortization of intangibles, the impact of deferred revenue purchase accounting treatment and expensing of stock options. The Company will use a combination of existing cash and proceeds from approximately $200 million of committed bank financing to fund the transaction.

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•	October 2005 – Acquired substantially all of the assets of Harvard Thermal, Inc., a leader in thermal analysis software tools. The acquisition expands the Company’s product offerings and allows it to deliver a more complete and comprehensive solution to its customers.

Management’s Financial Outlook

The Company has provided its 2006 revenue and earnings per share guidance below. The earnings per share guidance is provided on both a GAAP basis and an adjusted basis. Adjusted earnings per share excludes acquisition-related amortization and the effects of stock-based compensation.

As required by FASB Statement 123(R) and recent guidance issued by the Securities and Exchange Commission, effective January 1, 2006, the Company will record expenses and tax benefits related to stock based compensation. As a result, the GAAP estimates for earnings per share provided below reflect the anticipated impact of stock based compensation. The Company issues both nonqualified and incentive stock options; however, incentive stock options comprise a significant portion of outstanding stock options. The tax benefits associated with incentive stock options are unpredictable, as they are predicated upon an award recipient triggering an event that disqualifies the award and which then results in a tax deduction to the Company. GAAP requires that these tax benefits be recorded at the time of the triggering event. The triggering events for each option holder are not easily projected. In order to estimate the tax benefit related to incentive stock options, the Company makes many assumptions and estimates, including the number of incentive stock options that will be exercised during the period by U.S. employees, the number of incentive stock options that will be disqualified during the period and the fair market value of the Company’s stock price on the exercise dates. Each of these items is subject to significant uncertainty and, therefore, the overall estimated impact of stock based compensation on GAAP earnings per share may differ materially from the estimated amounts included in the guidance below.

First Quarter 2006 Guidance

The Company currently expects the following for the quarter ending March 31, 2006:

•	Revenue of approximately $41 - $42 million

•	GAAP earnings per share of $0.33 - $0.36

•	Adjusted (non-GAAP) earnings per share of $0.35 - $0.36

Fiscal Year 2006 Guidance

The Company currently expects the following for the fiscal year ending December 31, 2006:

•	Revenue in the range of $178 - $180 million

•	GAAP earnings per share of $1.38 - $1.53

•	Adjusted (non-GAAP) earnings per share of $1.51 - $1.53

The above guidance excludes the impact of the acquisition of Fluent, Inc. announced earlier today. The Company intends to provide updated financial guidance after the closing of the transaction.

Adjusted diluted earnings per share is a supplemental non-GAAP financial measure and should not be considered as a substitute for net income per diluted share determined in accordance with GAAP.

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ANSYS will hold a conference call at 9:00 a.m. Eastern Time on February 16, 2006 to discuss today’s announcements. To participate in the live conference call, dial 800-811-8824 or 913-981-4903 and the passcode is “ANSYS”. The call will be recorded and a replay will be available approximately two hours after the call ends. The replay will be available for one week by dialing 888-203-1112 or 719-457-0820 and the passcode is “ANSYS” or “26797”. The archived webcast can be accessed, along with other financial information, on ANSYS’ website at http://www.ansys.com/corporate/investors.asp.

About ANSYS, Inc.

ANSYS, Inc., founded in 1970, develops and globally markets engineering simulation software and technologies widely used by engineers and designers across a broad spectrum of industries. The Company focuses on the development of open and flexible solutions that enable users to analyze designs directly on the desktop, providing a common platform for fast, efficient and cost-conscious product development, from design concept to final-stage testing and validation. The Company and its global network of channel partners provide sales, support and training for customers. Headquartered in Canonsburg, Pennsylvania U.S.A. with more than 25 strategic sales locations throughout the world, ANSYS, Inc. and its subsidiaries employ approximately 600 people and distribute ANSYS products through a network of channel partners in over 40 countries. Visit http://www.ansys.com for more information.

Certain statements contained in the press release regarding matters that are not historical facts, including statements regarding our projections for revenue growth and earnings per share (both basic and adjusted to exclude acquisition-related amortization and stock option expense) for 2006, statements regarding the impact of the pending acquisition, statements regarding the focus of our energy and resources and statements regarding our expectation that our proposed acquisition, if completed, will be immediately accretive are “forward-looking” statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties. These include the risk that the acquisition of Fluent may not be consummated, the risk that the business of ANSYS and Fluent may not be combined successfully or such combination may take longer or cost more to accomplish than expected, and the risk that operating costs, customer loss and business disruption following the acquisition of Fluent may be greater than expected. Additional risks include the risk of a general economic downturn in one or more of ANSYS’ primary geographic markets, the risk that the assumptions underlying ANSYS’ anticipated revenues and expenditures will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for ANSYS’ products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, risks of problems arising from customer contract cancellations, uncertainties regarding customer acceptance of new products, the risk that ANSYS’ operating results will be adversely affected by possible delays in developing, completing, or shipping new or enhanced products, risks that enhancements to the Company’s products may not produce anticipated sales, uncertainties regarding fluctuations in quarterly results, including uncertainties regarding the timing of orders from significant customers, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.’s 2004 Annual Report and Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events, after the date they were made.

ANSYS, ANSYS Workbench, CFX, AUTODYN, and any and all ANSYS, Inc. product and service names are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries located in the United States or other countries. ICEM CFD is a trademark licensed by ANSYS, Inc. All other trademarks or registered trademarks are the property of their respective owners.

Reconciliation of Non-GAAP Measures

This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the adjusted (non-GAAP) financial measures to the most directly comparable GAAP financial measures.

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Adjusted operating profit margin and adjusted diluted earnings per share are discussed in this earnings release because management uses this information in evaluating the results of the continuing operations of the business and believes that this information provides the users of the financial statements a valuable insight into the operating results. Additionally, management believes that it is in the best interest of its investors to provide financial information that will facilitate comparison of both historical and future results and allows greater transparency to supplemental information used by management in its financial and operational decision making. Management encourages investors to review the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP measures that are provided within the financial information attached to this news release.

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ANSYS, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands, except per share data)

(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Revenue:
Software licenses	$24,433	$22,064	$85,680	$71,326
Maintenance and service	19,288	16,823	72,356	63,213

Total revenue	43,721	38,887	158,036	134,539
Cost of sales:
Software licenses	1,545	1,162	5,292	4,840
Amortization of software and acquired technology	911	763	3,576	3,030
Maintenance and service	3,695	3,788	15,171	13,437

Total cost of sales	6,151	5,713	24,039	21,307

Gross profit	37,570	33,174	133,997	113,232
Operating expenses:
Selling and marketing	6,952	7,141	25,955	24,984
Research and development	8,202	6,840	30,688	26,281
Amortization	175	292	1,184	1,149
General and administrative	4,479	4,032	17,330	14,840

Total operating expenses	19,808	18,305	75,157	67,254

Operating income	17,762	14,869	58,840	45,978
Other income	1,471	1,132	4,271	1,923

Income before income tax provision	19,233	16,001	63,111	47,901
Income tax provision	5,962	3,750	19,208	13,334

Net income	$13,271	$12,251	$43,903	$34,567

Earnings per share – basic:
Basic earnings per share	$0.41	$0.39	$1.38	$1.12
Weighted average shares – basic	31,985	31,315	31,749	30,955
Earnings per share – diluted:
Diluted earnings per share	$0.39	$0.36	$1.30	$1.05
Weighted average shares – diluted	34,054	33,587	33,692	32,978

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ANSYS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures

For the three months ended December 31, 2005

(in thousands, except per share data)

(Unaudited)

	As Reported	Adjustments		Adjusted Results
Revenue:
Software licenses	$24,433	—		$24,433
Maintenance and service	19,288	—		19,288

Total revenue	43,721	—		43,721
Cost of sales:
Software licenses	1,545	—		1,545
Amortization of software and acquired technology	911	(788	) (a)	123
Maintenance and service	3,695	—		3,695

Total cost of sales	6,151	(788)		5,363

Gross profit	37,570	788		38,358
Operating expenses:
Selling and marketing	6,952	—		6,952
Research and development	8,202	—		8,202
Amortization	175	(175	) (a)	—
General and administrative	4,479	—		4,479

Total operating expenses	19,808	(175)		19,633

Operating income	17,762	963		18,725
Other income	1,471	—		1,471

Income before income tax provision	19,233	963		20,196
Income tax provision	5,962	338	(b)	6,300

Net income	$13,271	$625		$13,896

Earnings per share – basic:
Basic earnings per share	$0.41			$0.43
Weighted average shares – basic	31,985			31,985
Earnings per share – diluted:
Diluted earnings per share	$0.39			$0.41
Weighted average shares – diluted	34,054			34,054

(a)	Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.

(b)	Amount represents the income tax impact of the amortization expense adjustments referred to in (a) above.

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ANSYS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures

For the three months ended December 31, 2004

(in thousands, except per share data)

(Unaudited)

	As Reported	Adjustments		Adjusted Results
Revenue:
Software licenses	$22,064	—		$22,064
Maintenance and service	16,823	—		16,823

Total revenue	38,887	—		38,887
Cost of sales:
Software licenses	1,162	—		1,162
Amortization of software and acquired technology	763	(635	) (a)	128
Maintenance and service	3,788	—		3,788

Total cost of sales	5,713	(635)		5,078

Gross profit	33,174	635		33,809
Operating expenses:
Selling and marketing	7,141	—		7,141
Research and development	6,840	—		6,840
Amortization	292	(292	) (a)	—
General and administrative	4,032	—		4,032

Total operating expenses	18,305	(292)		18,013

Operating income	14,869	927		15,796
Other income	1,132	—		1,132

Income before income tax provision	16,001	927		16,928
Income tax provision	3,750	1,375	(b)	5,125

Net income	$12,251	$(448)		$11,803

Earnings per share – basic:
Basic earnings per share	$0.39			$0.38
Weighted average shares – basic	31,315			31,315
Earnings per share – diluted:
Diluted earnings per share	$0.36			$0.35
Weighted average shares – diluted	33,587			33,587

(a)	Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.

(b)	Amount represents the income tax impact of the amortization expense adjustments referred to in (a) above, as well as the exclusion of a one-time tax benefit ($1,050) related to the resolution of outstanding governmental income tax audits.

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ANSYS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures

For the twelve months ended December 31, 2005

(in thousands, except per share data)

(Unaudited)

	As Reported	Adjustments		Adjusted Results
Revenue:
Software licenses	$85,680	—		$85,680
Maintenance and service	72,356	—		72,356

Total revenue	158,036	—		158,036
Cost of sales:
Software licenses	5,292	—		5,292
Amortization of software and acquired technology	3,576	(3,046	) (a)	530
Maintenance and service	15,171	—		15,171

Total cost of sales	24,039	(3,046)		20,993

Gross profit	133,997	3,046		137,043
Operating expenses:
Selling and marketing	25,955	—		25,955
Research and development	30,688	—		30,688
Amortization	1,184	(1,184	) (a)	—
General and administrative	17,330	—		17,330

Total operating expenses	75,157	(1,184)		73,973

Operating income	58,840	4,230		63,070
Other income	4,271	—		4,271

Income before income tax provision	63,111	4,230		67,341
Income tax provision	19,208	1,481	(b)	20,689

Net income	$43,903	$2,749		$46,652

Earnings per share – basic:
Basic earnings per share	$1.38			$1.47
Weighted average shares – basic	31,749			31,749
Earnings per share – diluted:
Diluted earnings per share	$1.30			$1.38
Weighted average shares – diluted	33,692			33,692

(a)	Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.

(b)	Amount represents the income tax impact of the amortization expense adjustments referred to in (a) above.

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ANSYS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures

For the twelve months ended December 31, 2004

(in thousands, except per share data)

(Unaudited)

	As Reported	Adjustments		Adjusted Results
Revenue:
Software licenses	$71,326	—		$71,326
Maintenance and service	63,213	—		63,213

Total revenue	134,539	—		134,539
Cost of sales:
Software licenses	4,840	—		4,840
Amortization of software and acquired technology	3,030	(2,464	) (a)	566
Maintenance and service	13,437	—		13,437

Total cost of sales	21,307	(2,464)		18,843

Gross profit	113,232	2,464		115,696
Operating expenses:
Selling and marketing	24,984	—		24,984
Research and development	26,281	—		26,281
Amortization	1,149	(1,149	) (a)	—
General and administrative	14,840	—		14,840

Total operating expenses	67,254	(1,149)		66,105

Operating income	45,978	3,613		49,591
Other income	1,923	—		1,923

Income before income tax provision	47,901	3,613		51,514
Income tax provision	13,334	2,315	(b)	15,649

Net income	$34,567	$1,298		$35,865

Earnings per share – basic:
Basic earnings per share	$1.12			$1.16
Weighted average shares – basic	30,955			30,955

Earnings per share – diluted:
Diluted earnings per share	$1.05			$1.09
Weighted average shares – diluted	32,978			32,978

(a)	Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.

(b)	Amount represents the income tax impact of the amortization expense adjustments referred to in (a) above, as well as the exclusion of a one-time tax benefit ($1,050) related to the resolution of outstanding governmental income tax audits.

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ANSYS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	December 31, 2005	December 31, 2004
ASSETS:

Cash & short-term investments	$194,232	$138,446
Accounts receivable, net	19,134	18,792
Other assets	92,143	82,408

Total assets	$305,509	$239,646

LIABILITIES & STOCKHOLDERS’ EQUITY:

Deferred revenue	$49,894	$43,906
Other liabilities	30,638	20,271
Stockholders’ equity	224,977	175,469

Total liabilities & stockholders’ equity	$305,509	$239,646

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ANSYS, INC. AND SUBSIDIARIES

Reconciliation of Forward-Looking Guidance

Quarter Ending March 31, 2006

Earnings Per Share Range - Diluted
U.S. GAAP expectation	$0.33 - $0.36
Adjustment to exclude acquisition–related amortization	$0.01 - $0.02
Adjustment to exclude stock-based compensation	$0.01 - ($0.02)

Adjusted expectation	$0.35 - $0.36

ANSYS, INC. AND SUBSIDIARIES

Reconciliation of Forward-Looking Guidance

Year Ending December 31, 2006

Earnings Per Share Range – Diluted
U.S. GAAP expectation	$1.38 - $1.53
Adjustment to exclude acquisition–related amortization	$0.07 - $0.08
Adjustment to exclude stock-based compensation	$0.06 - ($0.08)

Adjusted expectation	$1.51 - $1.53

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